UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015
____________________
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)

(954) 447-7920
(Registrant's telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on June 16, 2015 in Chicago, Illinois. Of the 72,986,762 shares of voting common stock outstanding as of April 17, 2015, the record date, 68,321,512 shares, or approximately 93%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting, each of which is described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2015.

Proposal 1 - Election of Directors
The following three (3) Class I directors were elected to serve for three-year terms until the 2018 Annual Meeting of Stockholders or until their respective successors are elected and qualified.

Name	Votes For	Against	Votes Withheld	Broker Non-Votes
Robert D. Johnson	60,172,518	—	1,003,312	7,145,682
Barclay G. Jones III	60,171,203	—	1,004,627	7,145,682
Dawn M. Zier	60,132,974	—	1,042,856	7,145,682

Proposal 2 -- Ratification of the Selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015

For	Against	Abstain	Broker Non-Votes
67,223,202	1,068,208	30,102	—

Proposal 3 - Approval on a Non-Binding, Advisory Basis of the Compensation of the Company's Named Executive Officers

For	Against	Abstain	Broker Non-Votes
44,501,401	16,432,134	242,295	7,145,682

Proposal 4 - Approval of the Company's 2015 Incentive Award Plan

For	Against	Abstain	Broker Non-Votes
58,093,472	2,975,120	107,238	7,145,682

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act:

Exhibit No.         Description

99.1            Spirit Airlines' Shareholders elect Dawn M. Zier as New Board Member

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2015
SPIRIT AIRLINES, INC.
By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel